UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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ZIX CORPORATION
(Name of Registrant as Specified in Its Charter)

ROCKALL EMERGING MARKETS MASTER FUND LIMITED MELDRUM ASSET MANAGEMENT, LLC CON EGAN CONOR O’DRISCOLL FULVIO DOBRICH MICHAEL E. DAILEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Rockall Emerging Markets Master Fund Limited, together with the other Participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies at an upcoming special meeting of the shareholders of Zix Corporation (the “Company”) for the purposes, among other things, of seeking the removal of certain directors of the Company and the election of three director nominees at such special meeting.

Item 1:  On October 25, 2012, Rockall issued the following press release:

Meldrum Asset Management Delivers Letter to Zix Corporation
Requesting A Special Meeting of Shareholders

Seeks the Removal and Replacement of Three Existing Members of the Company's Board of Directors

NEW YORK, Oct. 25, 2012 -- Meldrum Asset Management (together with its affiliates, the “Meldrum Group”) today announced that it has delivered a letter to Zix Corporation (ZIXI) requesting that ZixCorp call a special meeting of the shareholders of the company for the purpose of making substantial changes to the composition of ZixCorp’s board of directors.  The Meldrum Group is the largest shareholder of ZixCorp with aggregate ownership of approximately 10.3% of ZixCorp’s outstanding shares.  The Meldrum Group is making the request in accordance with the relevant provisions of the Texas Business Organizations Code.

The Meldrum Group proposes to remove Robert C. Hausmann, James S. Marston, and Maribess L. Miller from the Company’s seven-member board of directors, to fix the authorized number of directors at six, and to elect three new members to the board of directors.

“We are dissatisfied with the strategic direction and performance of ZixCorp’s current Board and have serious concerns regarding the future performance and direction of the Company under these directors,” stated Conor O’Driscoll, a Principal at Meldrum. “By requesting a special meeting of shareholders, we – along with our fellow shareholders – will have the opportunity to elect new directors who are committed to work with the remaining Board members to act in the best interests of all shareholders and enhance value at ZixCorp.”

In the coming weeks, the Meldrum Group will be providing more information to shareholders regarding the reasons for seeking to remove and replace these three current directors, as well as information regarding the Meldrum Group’s director candidates.

Contact:	Conor O’Driscoll, Meldrum Asset Management, LLC
(212) 317-4815

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Rockall Emerging Markets Master Fund Limited, a Cayman Islands exempted company (“Rockall”), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies at an upcoming special meeting of the shareholders of Zix Corporation (the “Company”) for the purposes, among other things, of seeking the removal of certain directors of the Company and the election of three director nominees at such special meeting.

ROCKALL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in this proxy solicitation are Rockall, Meldrum Asset Management, LLC, a Delaware limited liability company (“Meldrum”), Con Egan, Conor O’Driscoll, Fulvio Dobrich, and Michael E. Dailey. Each of Messrs. Egan, O’Driscoll and Dobrich, as principals of Meldrum, may be deemed to beneficially own the shares of Common Stock directly owned by Rockall. As of the date hereof, Rockall directly owns 3,742,500 shares of Common Stock of the Company.  Meldrum, as the investment manager of Rockall, may be deemed to beneficially own the shares of Common Stock directly owned by Rockall.  As of the date hereof, Mr. Egan directly owns 548,038 shares of Common Stock.  As of the date hereof, Mr. O’Driscoll directly owns 399,190 shares of Common Stock.  As of the date hereof, Mr. Dobrich directly owns 1,560,446 shares of Common Stock.  Mr. Dailey does not directly own any shares of Common Stock as of the date hereof.